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                                  EXHIBIT (11)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 8 to the Registration Statement (No. 33-46137) on Form N-1A (the "Registration Statement") of our report dated January 31, 1997, relating to the Financial Statements of the Cadre Network Health Financial Services Trust (formerly known as the California Hospital and Health Facilities Liquid Asset Fund), which appears in such Statement of Additional Information and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the heading "Custodian, Counsel and Independent Auditors") in such Statement of Additional Information and on the back cover page of such Prospectus.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
201 North Service Road
Melville, New York 11747
January 7, 1998